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                                                                   Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


Household Finance Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 relating to the offering of up to $2,150,000,000 of Debt Securities and Warrants to Purchase Debt Securities to be filed with the Securities and Exchange Commission on or about September 19, 1994, of our report dated February 1, 1994, included in Household Finance Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.



Chicago, Illinois
September 19, 1994